Exhibit 99.1
[

 News Release

Cenveo Announces Third Quarter 2008 Results

3rd Quarter EPS from continuing operations of $0.23 per share vs. $0.04 in 2007
3rd Quarter Non-GAAP EPS of $0.60 per diluted share vs. $0.44 in 2007
3rd Quarter Non-GAAP operating income margin of 12.0%
3rd Quarter Adjusted EBITDA of $82.5 million, up 17% from prior year
YTD Cash Flow from Operations of $149.4 million

STAMFORD, CT – (November 5, 2008) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and nine months ended September 27, 2008.

For the third quarter, the Company reported income from continuing operations of $12.4 million, or $0.23 per diluted share, as compared to income from continuing operations of $2.5 million, or $0.04 per diluted share, in the same period in 2007.  On a Non-GAAP basis, income from continuing operations totaled $32.7 million, or $0.60 per diluted share, in the third quarter of 2008, as compared to $24.3 million or $0.44 per diluted share in the same period last year. Non-GAAP income from continuing operations excludes restructuring, impairment and other charges, integration, acquisition and other charges, stock-based compensation provision, gain on sale of non-strategic business and loss (gain) on early extinguishment of debt. A reconciliation of income from continuing operations to non-GAAP income from continuing operations is presented in the attached tables.

Sales for the quarter were $522.7 million. Adjusted EBITDA in the third quarter of 2008 was $82.5 million, as compared to $70.7 million in the same period last year, an increase of 17%.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, gain on sale of non-strategic business, loss (gain) on early extinguishment of debt, and income (loss) from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net income to Adjusted EBITDA is provided in the attached tables.

For the first nine months of 2008, the Company reported income from continuing operations of $12.7 million, or $0.23 per diluted share, as compared to income from continuing operations of $6.9 million, or $0.12 per diluted share, in the same period in 2007.  On a Non-GAAP basis, income from continuing operations totaled $62.1 million, or $1.15 per diluted share, in the first nine months of 2008, as compared to $57.7 million, or $1.06 per diluted share, in the same period last year.  Sales for the first nine months of 2008 were $1.58 billion compared to $1.46 billion in 2007. Adjusted EBITDA for the first nine months of 2008 was $205.2 million, as compared to $174.3 million in the same period last year, an increase of 18%.

Other financial highlights:
•	For the first nine months cash flow from continuing operations was $149.4 million, up $90 million from the same period last year.
•	Non-GAAP operating income margin was 12.0% for the third quarter.
•	Net debt decreased $7 million in the quarter to $1.362 billion.
•	Quarterly weighted average interest rate was 7.3%.
•	At the end of the quarter, approximately 89% of the Company’s debt was subject to fixed interest rates.

Robert G. Burton, Chairman and Chief Executive Officer stated:
“Despite very challenging economic and market conditions, we are very pleased with our financial results, highlighted by the significant increase in our non-GAAP operating margin to 12.0% for the third quarter. We were able to once again match our costs with our revenue stream, which allowed us to excel operationally despite a soft revenue environment. I continue to be particularly pleased with our strong cash flow generation, which remains a central focus of our management team. For the first nine months of 2008, we generated

$149.4 million of cash flows from continuing operations, up 152% from the same period last year. Over the past year, we have been able to pay down close to $90 million in debt while at the same time growing the company through acquisitions and prudent investments of capital. Going forward we will continue to use our strong cash flows to reduce our debt and solidify our capital structure. We are well positioned with no significant debt maturities until 2012, which provides us with ample liquidity to manage and grow our business during these challenging economic periods. ”

Mr. Burton concluded:
“Our strong financial performance during the third quarter was driven by our ability to manage our cost structure while simultaneously being responsive to our customers needs. By aggressively focusing on these areas, we were again able to increase our gross margins and lower our selling, general, and administrative costs during the quarter. We continued to see better operating performance across most of our product offerings, led once again by solid results from our labels and Cadmus businesses. These niche businesses continue to perform very well and we will look to expand our presence in these areas in the future.

“We have worked relentlessly over the past year to right size our cost structure so we may be able to succeed and flourish despite the most difficult market environment I have seen in my business career.  We continue to grow our margins, generate record cash flow from operations, and pay down our debt. The Company is in the strongest position, both operationally and with our customers since our team’s arrival in 2005. We believe that our diverse and specialized product offerings that focus on the custom and short-run markets will allow us to better weather this economic environment than the competition. These strengths when combined with our experienced management teams’ cost control efforts, give me great confidence that Cenveo will continue to be successful and will grow even stronger in the future. ”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, November 6, 2008, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
		As Restated		As Restated
Net sales	$522,705	$550,601	$1,581,534	$1,462,275
Cost of sales	406,908	436,109	1,260,612	1,170,862
Selling, general and administrative	58,455	63,650	184,821	168,173
Amortization of intangible assets	2,293	2,819	6,747	7,245
Restructuring, impairment and other charges	6,873	20,312	22,047	32,094
Operating income	48,176	27,711	107,307	83,901
Gain on sale of non-strategic business	—	(189)	—	(189)
Interest expense, net	26,795	25,283	79,948	63,091
Loss (gain) on early extinguishment of debt	(371)	51	3,871	9,256
Other expense (income), net	(695)	899	429	2,065
Income from continuing operations before income taxes	22,447	1,667	23,059	9,678
Income tax expense (benefit)	10,060	(844)	10,349	2,818
Income from continuing operations	12,387	2,511	12,710	6,860
(Loss) income from discontinued operations, net of taxes	(59)	(810)	(1,114)	15,142
Net income	$12,328	$1,701	$11,596	$22,002
Income (loss) per share—basic:
Continuing operations	$0.23	$0.04	$0.24	$0.13
Discontinued operations	—	(0.01)	(0.02)	0.28
Net income	$0.23	$0.03	$0.22	$0.41
Income (loss) per share—diluted:
Continuing operations	$0.23	$0.04	$0.23	$0.12
Discontinued operations	—	(0.01)	(0.02)	0.28
Net income	$0.23	$0.03	$0.21	$0.40
Weighted average shares:
Basic	53,897	53,572	53,796	53,545
Diluted	54,174	54,531	53,994	54,614

Cenveo, Inc. and Subsidiaries
Reconciliation of Income from Continuing Operations to Non-GAAP Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
		As Restated		As Restated
Income from continuing operations	$12,387	$2,511	$12,710	$6,860
Integration, acquisition and other charges	1,797	2,877	7,830	6,774
Stock-based compensation provision	5,979	2,534	12,940	7,166
Restructuring, impairment and other charges	6,873	20,312	22,047	32,094
Gain on sale of non-strategic business	—	(189)	—	(189)
Loss (gain) on early extinguishment of debt	(371)	51	3,871	9,256
Income tax benefit (expense)	6,020	(3,841)	2,677	(4,309)
Non-GAAP income from continuing operations	$32,685	$24,255	$62,075	$57,652

Income per share—diluted:
Continuing operations	$0.23	$0.04	$0.23	$0.12
Integration, acquisition and other charges	0.03	0.05	0.15	0.12
Stock-based compensation provision	0.11	0.05	0.24	0.13
Restructuring, impairment and other charges	0.13	0.37	0.41	0.59
Gain on sale of non-strategic business	—	—	—	—
Loss (gain) on early extinguishment of debt	(0.01)	—	0.07	0.17
Income tax benefit (expense)	0.11	(0.07)	0.05	(0.07)
Non-GAAP continuing operations	$0.60	$0.44	$1.15	$1.06

Weighted average shares—diluted	54,174	54,531	53,994	54,614

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
		As Restated		As Restated
Net income	$12,328	$1,701	$11,596	$22,002
Interest expense	26,795	25,283	79,948	63,091
Income taxes	10,060	(844)	10,349	2,818
Depreciation	16,721	15,385	48,768	39,182
Amortization of intangible assets	2,293	2,819	6,747	7,245
Integration, acquisition and other charges	1,797	2,877	7,830	6,774
Gain on sale of non-strategic business	—	(189)	—	(189)
Stock-based compensation provision	5,979	2,534	12,940	7,166
Restructuring, impairment and other charges	6,873	20,312	22,047	32,094
Loss (gain) on early extinguishment of debt	(371)	51	3,871	9,256
Loss (income) from discontinued operations, net of taxes	59	810	1,114	(15,142)

Adjusted EBITDA, as defined	$82,534	$70,739	$205,210	$174,297

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
		As Restated		As Restated
Operating income	$48,176	$27,711	$107,307	$83,901
Integration, acquisition and other charges	1,797	2,877	7,830	6,774
Stock-based compensation provision	5,979	2,534	12,940	7,166
Restructuring, impairment and other charges	6,873	20,312	22,047	32,094

Non-GAAP operating income	$62,825	$53,434	$150,124	$129,935

 CENVEO, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (Unaudited)

	September 27, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$13,819	$15,882
Accounts receivable, net	309,327	344,634
Inventories	165,916	162,908
Prepaid and other current assets	62,250	73,358
Total current assets	551,312	596,782
Property, plant and equipment, net	433,358	428,341
Goodwill	681,972	669,802
Other intangible assets, net	279,205	270,622
Other assets, net	29,557	37,175
Total assets	$1,975,404	$2,002,722
Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$16,477	$18,752
Accounts payable	181,716	165,458
Accrued compensation and related liabilities	43,334	47,153
Other current liabilities	90,061	79,554
Total current liabilities	331,588	310,917
Long-term debt	1,359,522	1,425,885
Deferred income taxes	62,470	55,181
Other liabilities	100,855	111,413
Shareholders’ equity:
Preferred stock	—	—
Common stock	541	537
Paid-in capital	267,126	254,241
Retained deﬁcit	(137,343)	(148,939)
Accumulated other comprehensive loss	(9,355)	(6,513)
Total shareholders’ equity	120,969	99,326
Total liabilities and shareholders’ equity	$1,975,404	$2,002,722

 CENVEO, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended
	September 27, 2008	September 29, 2007
		As Restated
Cash ﬂows from operating activities:
Net income	$11,596	$22,002
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations, net of taxes	—	(15,962)
Loss from discontinued operations, net of taxes	1,114	820
Depreciation and amortization, excluding non-cash interest expense	55,515	46,427
Non-cash interest expense, net	1,305	1,044
Loss on early extinguishment of debt	3,871	9,256
Stock-based compensation provision	12,940	7,166
Non-cash restructuring, impairment and other charges	5,124	17,153
Deferred income taxes	6,709	4,082
Gain on sale of non-strategic business	—	(189)
Gain on sale of assets	(4,378)	(383)
Other non-cash charges, net	6,599	6,200
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	35,590	(5,049)
Inventories	(125)	(14,890)
Accounts payable and accrued compensation and related liabilities	5,718	(378)
Other working capital changes	13,351	(13,156)
Other, net	(5,515)	(4,941)
Net cash provided by continuing operating activities	149,414	59,202
Net cash provided by discontinued operating activities	—	2,198
Net cash provided by operating activities	149,414	61,400
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	(47,151)	(627,116)
Capital expenditures	(37,782)	(25,181)
Acquisition payments	(3,653)	(3,653)
Proceeds from sale of property, plant and equipment	18,258	4,851
Proceeds from divestitures, net	—	226
Net cash used in investing activities of continuing operations	(70,328)	(650,873)
Proceeds from the sale of discontinued operations	—	73,628
Net cash used in investing activities	(70,328)	(577,245)
Cash flows from financing activities:
Repayment of senior unsecured loan	(175,000)	—
(Repayments) borrowings under revolving credit facility, net	(65,200)	92,500
Repayments of term loans	(5,400)	(3,100)
Repayment of term loan B	—	(324,188)
Repayment of Cadmus revolving senior bank credit facility	—	(70,100)
Repayment of 8⅜% senior subordinated notes	—	(20,880)
Repayment of 9⅝% senior notes	—	(10,498)
Repayments of other long-term debt	(16,535)	(26,962)
Payment of debt issuance costs	(5,297)	(5,906)
Payment of refinancing fees, redemption premiums and expenses	—	(8,045)
Purchase and retirement of common stock upon vesting of RSUs	(1,055)	(1,302)
Tax liability from stock-based compensation	(873)	—
Proceeds from issuance of 10½% senior notes	175,000	—
Proceeds from issuance of term loans	—	720,000
Proceeds from senior unsecured loan	—	175,000
Proceeds from issuance of other long-term debt	11,338	—
Proceeds from exercise of stock options	1,873	300
Net cash (used in) provided by financing activities	(81,149)	516,819
Effect of exchange rate changes on cash and cash equivalents of continuing operations	—	180
Net (decrease) increase in cash and cash equivalents	(2,063)	1,154
Cash and cash equivalents at beginning of period	15,882	10,558
Cash and cash equivalents at end of period	$13,819	$11,712

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In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. Non-GAAP income from operations excludes integration, acquisition and other charges, stock based compensation provision and restructuring impairment and other charges. A reconciliation of operating income to Non-GAAP income from operations is presented in the attached tables.  These Non-GAAP financial measures are not presented as an alternative to cash flow from operations, as a measure of our liquidity or as an alternative to reported net income as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income from continuing operations and non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo, headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related product offerings.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop solutions from design through fulfillment.  With approximately 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the general absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) the availability of the Internet and other electronic media affecting demand for our products; (11) our labor relations; (12) compliance with environmental rules and regulations; (13) dependence on key management personnel; and (14) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.